                               CREDIT AGREEMENT
                               ----------------

     CREDIT AGREEMENT (this "Agreement") dated as of August 4, 1995 between KIRK
                             ---------
KERKORIAN, an individual having an office c/o Tracinda Corporation, 4835 Koval Lane, Las Vegas, Nevada 89109 (the "Borrower"), and SWISS BANK CORPORATION, NEW
                                    --------
YORK BRANCH (the "Bank")



                             W I T N E S S E T H :


     WHEREAS, subject to and upon the terms and conditions set forth herein, the Bank is willing to make available to the Borrower the credit facility provided for herein;

     NOW, THEREFORE, IT IS AGREED:

     1. The Loans.   Subject to and upon the terms and conditions set forth
        ---------
herein, (a) the Bank agrees to make loans to the Borrower at any time and from time to time prior to August 1, 1997 (the "Expiry Date") for the purpose of
                                           -----------
purchasing shares of Chrysler Corporation ("Chrysler"), and (b) the Bank may in
                                            --------
its sole discretion make loans to the Borrower prior to the Expiry Date for other purposes; provided, however, that the aggregate outstanding principal amount of loans hereunder (the "Loans") shall at no time exceed $100,000,000
                                -----
(One Hundred Million U.S. Dollars).


     2. Term of Loans.  The maturity date for each Loan shall be agreed upon
        -------------
between the Borrower and Bank at the time of the making thereof; no such maturity date shall, however, fall after the Expiry Date. The Borrower shall repay each Loan on the maturity date thereof.


     3. Interest.  Interest shall be payable on the outstanding principal amount
        --------
of each Loan at the rate of 0.50% per annum in excess of the Bank's LIBOR Rate for each period (an "Interest Period") chosen by the Borrower in accordance with
                     ---------------
the terms hereof. Accrued interest shall be payable on the last day of each Interest Period and every three months after the beginning thereof.


     Interest Periods for any Loan shall be of durations of from one week to the remaining term of the Loan, subject to availability and agreement by the Bank, provided that no Interest Period shall extend beyond the Loan's maturity date. Not less than three Business Days prior to the last day of each Interest

Period, the Borrower shall give the Bank notice by telephone or telex (to be subsequently confirmed in writing) or in writing (effective upon receipt) of the duration of the upcoming Interest Period. Should such notice not be timely received, the Borrower shall be deemed to have chosen an Interest Period of one month.

     Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder shall bear interest, payable on demand, at a rate per annum equal to the Bank's Prime Rate in effect from time to time.

     "LIBOR" Rate" shall mean, for each Interest Period for each Loan, an
      -----------
interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (i) the rate per annum at which deposits in U.S. dollars are offered for delivery on the first day of such Interest Period by Swiss Bank Corporation in London, England, to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Loan and for a period equal to such Interest Period.

     "Business Day" shall mean a day on which the Bank at its principal place of
      ------------
business in New York City is open for the purpose of conducting a commercial banking business, and on which dealings are carried on in U.S. dollars in the London interbank market.

     "Prime Rate" shall mean the rate so designated by the Bank and determined
      ----------
in accordance with its practice from time to time, it being understood that (i) the Prime Rate is subject to change from time to time and (ii) the Prime Rate shall in no event be less than 0.50% in excess of the rate payable by the Bank from time to time for overnight Federal funds.

     4.   Increased Costs. If at any time the Bank shall have determined (which
          ---------------
determination shall, absent manifest error, be final, conclusive and binding on all parties hereto) that as a result of any change in any applicable law or governmental rule, regulation or order (including any applicable law or governmental rule, regulation or order respecting capital adequacy), or any interpretation thereof, including the enactment of any law or governmental rule, regulation or order (whether or not having the force of law), the cost to the Bank of making, funding or maintaining any Loan shall be increased or the yield to the Bank on such Loan shall be diminished, then the Bank shall promptly notify the Borrower thereof, showing in reasonable detail the basis for the calculation of such increased costs or diminished yield, and the Borrower shall pay to the Bank an amount sufficient to indemnify the Bank thereagainst.

     5.   Borrowing Requests.  The Borrower shall give the Bank at least three
          ------------------
Business Days' prior notice by telephone or telex (to be subsequently confirmed in writing) or in writing (effective upon receipt) of his intention to borrow hereunder, specifying (i) the date, amount and tenor of the proposed Loan, (ii) the duration of its first Interest Period and (iii) how the proceeds of the proposed Loan will be used.

     6.   Payments.  All payments made hereunder or under the Note (as
          --------
hereinafter defined) shall be made to the Bank in lawful and freely transferable money of the United States of America in immediately available funds and shall be made without deductions for any present or future taxes, withholdings, deductions or any other charges (the "Taxes") imposed or required by any
                                      -----
political or taxing authority, it being understood that the net amount received by the Bank after payment of the Taxes by the Borrower shall not be less than the payment provided for hereunder. All payments shall be made to Account No. 101-WA-750131 at the office of the Bank in New York City, or such other office or account of the Bank in the United States as the Bank shall from time to time designate. Interest payments shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

     7.   Prepayment.  Subject to compliance with Section 8 following, Loans
          ----------
may be prepaid prior to maturity upon three Business Days' prior notice to the Bank.

     8.   Funding Costs.  If for any reason any Loan is prepaid other than on
          -------------
the last day of any Interest Period, as a result of acceleration or otherwise, or if the Borrower fails for any reason to borrow after the Bank has agreed to make any Loan, the Borrower shall pay to the Bank, on demand, an additional amount as shall be required to compensate the Bank for any loss (including loss of anticipated profits) connected with its reemployment of the amount so prepaid or of those funds acquired by the Bank to fund the proposed Loan, as the case may be.

     9.   Conditions Precedent.  The making by the Bank of Loans to the Borrower
          --------------------
hereunder is, without limitation, subject to the satisfaction of the following conditions:

     (a) At the time of the making of the first Loan, the Bank shall have received from the Borrower a duly executed note (the "Note") in the form of
                                                      ----
Exhibit A hereto.
---------

     (b) At the time of the making of the first Loan, the Bank shall have received from the Borrower a duly executed Security Agreement (General Collateral) in the form of Exhibit B hereto (as amended as set forth herein,
                           ---------
the "Security Agreement").  The Bank's rights under the Security Agreement are
     ------------------
in addition to the Bank's rights hereunder.

     As signed by the Borrower, the agreement set forth as Exhibit B hereto
                                                           ---------
shall be deemed amended by (i) replacing in line 7 of Section 1 thereof the words "and dividends" with "(excluding dividends)"; (ii) replacing in Section 3 thereof all text preceding the dash in line 35 thereof with "Upon the occurrence of an Event of Default (a "Default") under the Credit Agreement dated as of August 4, 1995 between the undersigned and the Bank"; and (iii) inserting immediately before the comma in line 1 of Section 9 thereof the words "after the occurrence of a Default".

     (c) At the time of the making of each Loan, the Bank and the Borrower shall have executed a duly completed Form U-1 of the Board of Governors of the Federal Reserve System.

     (d) At the time of the making of each Loan, all legal matters and proceedings in connection with the transaction contemplated by this Agreement shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received such documents and evidence of proceedings in connection with the transaction as it shall reasonably request.

     (e) At the time of the making of each Loan, and after giving effect thereto, the Borrower shall have deposited with the Bank assets (together with such securities or other assets as may subsequently be deposited with the Bank by the Borrower, the "Collateral") having a Loan Value (as defined in Section 12
                      ----------
hereof) at least equal to the aggregate principal amount of all outstanding
Loans.

     (f) At the time of the making of each Loan, and after giving effect thereto, there shall exist no Event of Default (as hereinafter defined) and no condition, event or act which, with the giving of notice or lapse of time or both, would constitute an Event of Default, and all representations and warranties made by the Borrower herein shall be true and correct with the same effect as if those representations and warranties had been made on and as of such date.

     10.  Representations and Warranties.  The Borrower makes the following
          ------------------------------
representations and warranties, all of which shall survive the execution and delivery of this Agreement:

     (a) This Agreement, the Security Agreement and the Note are duly and properly authorized and executed by the Borrower, and will constitute his legal, valid and binding obligations enforceable in accordance with their respective terms.

     (b) This Agreement, the Security Agreement and the Note do not and will not (i) violate any provision of applicable law or any order, rule, regulation, decree, writ or injunction of any court or administrative body applicable to the Borrower or the Depositor or (ii) result in any breach of or constitute a default under any agreement by which the Borrower or his property may be bound or affected.

     (c) The Borrower is the lawful owner of the Collateral free and clear of all rights of others (except any rights granted by the Borrower to the Bank).

     (d) Except as disclosed to the Bank prior to the date of this Agreement, there is no pending or threatened action, suit or other legal proceeding to which the Borrower or any entity controlled by him is a party or of which property of the Borrower or of any entity controlled by him is the subject which might materially and adversely affect the Borrower or any entity controlled by him.

     (e) All orders, consents, licenses, authorizations or approvals (including, without limitation, foreign exchange approvals) or the taking of any other action in respect of any governmental or public body or authority, and any and all filings or registrations in any public office or elsewhere in connection with the execution, delivery and performance of this Agreement, the Security Agreement and the Note have been observed, obtained or effected, as the case may be.

     11.  Covenants.  The Borrower covenants and agrees that, so long as this
          ---------
Agreement is in effect or any obligations incurred by the Borrower hereunder remain unpaid, he will:

     (a) Promptly give written notice to the Bank of any condition, event or act which, with or without the giving of notice or the lapse of time, or both, would constitute an Event of Default (as hereinafter defined).

     (b) Not contract, create, incur, assume, or suffer to exist any mortgage, pledge, lien or other charge or encumbrance of any kind upon, or grant any security interest in, any of the Collateral (except in favor of the Bank).

     (d) Not acquire (with or without proceeds of any Loan), whether alone, through entities controlled by him, or acting in concert with other persons or entities, more than 15% of the outstanding shares of Chrysler, or effective control of Chrysler or any other entity, without the prior approval of the Bank and Chrysler's or such other target entity's board of directors or equivalent body, if any Loan is used or has been used to acquire equity of Chrysler or such other target entity; provided, however, that the Borrower shall be entitled to conduct one or more consent solicitations or proxy solicitations for representation on, or control of, the board of directors of any entity.

     (e) Provide to the Bank promptly such information as the Bank may reasonably require from time to time to determine the Loan Value of Collateral, including information establishing whether securities held as Collateral constitute Eligible Shares (as defined in Section 12 hereof).

     (f) Within a reasonable time after his acquisition thereof, deposit as Collateral any shares of Chrysler purchased with the proceeds of any Loan.

     12.  Maintenance of Loan Value; Substitutions and Withdrawals of
          -----------------------------------------------------------
Collateral. If at any time the Loan Value of the Collateral shall be less than
----------
the aggregate outstanding principal amount of the Loans, the Borrower shall upon demand by the Bank either (a) deliver to the Bank additional Collateral acceptable to the Bank having a Loan Value sufficient to correct such deficiency or (b) prepay the Loans in an amount sufficient to correct such deficiency.

     "Loan Value" shall mean an amount, as calculated by the Bank in accordance
      ----------
with its practice, equal to (i) 50% of the market value of Eligible Shares, and of common stock of MGM Grand, Inc., (ii) 95% of the value of cash and cash equivalents (including Swiss Bank Corporation certificates of deposit and money market accounts) and (iii) the value assigned by the Bank to any other form of Collateral (including securities not constituting Eligible Shares or common stock of MGM Grand, Inc.). "Eligible Shares" shall mean fully marketable
                            ---------------
securities acceptable to the Bank, fully paid and non-assessable, registered under the Securities Act of 1933 and not constituting "restricted securities" as defined in Rule 144 under said Act.


     All substitutions and withdrawals of Collateral will be subject to the Bank's approval and Regulation U of the Board of Governors of the Federal Reserve System.

     13.  Events of Default.  If any of the following events ("Events of
          -----------------                                    ---------
Default") shall occur and be continuing:
-------

      (a) The Borrower shall default in the payment of any amount due hereunder or under the Note, or in the performance of his obligations under Section 12 hereof, and such default shall continue for three days after notice to the Borrower from the Bank;

      (b) The Borrower shall fail to perform or observe any other term or covenant contained in this Agreement or the Security Agreement and such failure shall continue unremedied for 30 days after notice to the Borrower from the Bank, or any representation or warranty made by the Borrower in this Agreement, the Security Agreement or any certificate or other document or statement furnished at any time hereunder or in connection herewith shall prove to have been incorrect or untrue in any material respect on the date as of which made;

      (c) A default or event of default shall occur in respect of any other obligation or liability of the Borrower to any party in an aggregate amount for such obligations or liabilities of $10,000,000 or more, the effect of which is to cause, or to permit the holder of such obligations or liabilities to cause (with or without the giving of notice or the lapse of time, or both) the acceleration thereof, or any such obligations or liabilities in such aggregate amount shall not be fulfilled within any applicable grace period after the due date thereof;

      (d) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more, and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof;

      (e) The Borrower shall make an assignment for the benefit of creditors or a composition with creditors, shall generally fail to pay his debts as they become due, shall file a petition commencing a voluntary case concerning the Borrower under any reorganization or bankruptcy laws, or an involuntary case under such laws shall be commenced against the Borrower; or

      (f)  The Borrower shall die or become mentally incapacitated;

then, and in any such event, the Bank may by notice to the Borrower declare the Loans and all interest accrued and unpaid thereon, and all other sums due hereunder, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     The Bank's rights under Section 3 of the Security Agreement are in addition to the Bank's rights under this Section 12.

     The Borrower agrees to provide or procure at his expense such documents and assistance as the Bank may deem necessary or desirable in order to effect a sale of any Collateral following an Event of Default hereunder.

     14.  Assignment; Participations.  The Bank shall have the right at any time
          --------------------------
(a) to transfer or assign any of its rights or obligations hereunder, under the Security Agreement or under the Note from the lending office specified in this Agreement to any other office or subsidiary of the Bank or to make any Loan provided hereunder through any other such office or subsidiary, (b) to assign and pledge all or any portion of its rights hereunder, under the Security Agreement or under the Note to any Federal Reserve Bank, and (c) to grant participations in its rights hereunder, under the Security Agreement and under the Note. In the case of any such participation, the participant shall be entitled to the benefits of Sections 4, 6, and 8 hereof to the extent that the Bank would be entitled to such benefits if the participation had not been granted.

     15.  Disclosure to Chrysler.  The Bank shall have the right to inform
          ----------------------
Chrysler, if and when any Loan is made, (a) that a Loan has been or will be made to the Borrower, a long-standing private client of the Bank, fully secured by assets held with the Bank's Private Banking Division, and (b) of the terms of covenants in this Agreement imposing limits on the acquisition of Chrysler shares.

     16.  Governing Law and Jurisdiction:  Waiver of Jury Trial.  THIS AGREEMENT
          -----------------------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     The Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in New York City with respect to any legal proceeding arising out of or relating to this Agreement, the Security Agreement or the Note. The Borrower hereby irrevocably agrees that service of process in any such proceeding may be made upon the Borrower by mailing a copy of the summons to such party, by registered or certified mail, at the Borrower's address set forth in the first paragraph of this Agreement.

     THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY.

     17.  Indemnity.  The Borrower agrees to indemnify, defend, reimburse and
          ---------
hold harmless the Bank and each of its affiliates, and all the directors, officers, employees, agents and advisors of the Bank (each, an "Indemnified
                                                                -----------
Party") from and against all claims, actions, proceedings, suits, damages,
-----
losses, liabilities, costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel which may be incurred by or asserted against any Indemnified Party in connection with, or arising out of, or relating to (a) any transaction or proposed transaction (whether or not consummated) financed or to be financed, in whole or in part, directly or indirectly with the proceeds of any Loan and (b) any investigation, litigation, suit, action or proceeding (regardless of whether an Indemnified Party is a party thereto) which relates to the foregoing, unless and to the extent such claim, action, proceeding, suit, damage, loss, liability, cost or expense was attributable to such Indemnified Party's negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower at the request of the Bank shall have the obligation to defend against such investigation, litigation, suit, action or proceeding or requested remedial or response action, and the Bank, in any event, may participate in the defense thereof with legal counsel of the Bank's choice. No action taken by legal counsel chosen by the Bank in defending against any such investigation, litigation, suit, action or proceeding or requested remedial or response action shall vitiate or in any way impair the Borrower's obligations and duties hereunder to indemnify and hold harmless any Indemnified Party.

     18. Expenses.   The Borrower agrees to reimburse the Bank for any
         --------
out-of-pocket expenses, including reasonable fees and disbursements of legal counsel, incurred in connection with (a) any commitment by the Bank to make any Loan, (b) the negotiation, preparation and execution of this Agreement, the Security Agreement and any documentation related thereto or to any Loan, and (c) the enforcement of this Agreement, the Security Agreement, the Note or any other document submitted hereunder or in connection herewith and the preservation of the Bank's rights hereunder or thereunder.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed and delivered as of the date first above written.


                                       _________________________________________
                                       KIRK KERKORIAN

                                       SWISS BANK CORPORATION,
                                         NEW YORK BRANCH


                                       By_______________________________________
                                         Title:


                                       By_______________________________________
                                         Title:

                                                                       EXHIBIT A
                                                                       ---------


                                PROMISSORY NOTE
                                ---------------

U.S. $100,000,000                                           ____________,19__


     FOR VALUE RECEIVED, the undersigned, KIRK KERKORIAN, an individual having an office c/o Tracinda Corporation, 4835 Koval Lane, Las Vegas, Nevada 89109 (the "Borrower"), hereby promises to pay to the order of SWISS BANK
      --------
CORPORATION, NEW YORK BRANCH (the "Bank"), in lawful money of the United States
                                   ----
of America, in immediately available funds, at the principal office of the Bank in New York City, the principal amount of each loan (a "Loan") endorsed on the
                                                        ----
schedule attached hereto (the "Schedule") on the maturity date thereof.
                               --------

     The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money from and including the date of each Loan until paid in full at the rates and at the times specified in the Agreement referred to below. Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

     The Borrower hereby authorizes the Bank to endorse on the Schedule the date, amount and maturity date of each Loan evidenced thereby and all payments of principal thereof, provided that the failure to make or any error in making such endorsement shall not affect the obligations of the Borrower to the Bank. The Bank's records shall constitute prima facie evidence of each Loan and
                                    ----- -----
accrued interest thereon.

     This note is the Note referred to in the Credit Agreement dated as of August 4, 1995 between the Borrower and the Bank (the "Agreement") and is
                                                       ---------
entitled to the benefits thereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                                     ________________________
                                                     KIRK KERKORIAN

                                PROMISSORY NOTE
                                ---------------

U.S. $100,000,000                                          ___________, 19__


     FOR VALUE RECEIVED, the undersigned, KIRK KERKORIAN, an individual having an office c/o Tracinda Corporation, 4835 Koval Lane, Las Vegas, Nevada 89109 (the "Borrower"), hereby promises to pay to the order of SWISS BANK CORPORATION,
      --------
NEW YORK BRANCH (the "Bank"), in lawful money of the United States of America,
                      ----
in immediately available funds, at the principal office of the Bank in New York City, the principal amount of each loan (a "Loan") endorsed on the schedule
                                            ----
attached hereto (the "Schedule") on the maturity date thereof.
                      --------

     The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money from and including the date of each Loan until paid in full at the rates and at the times specified in the Agreement referred to below. Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year.

     The Borrower hereby authorizes the Bank to endorse on the Schedule the date, amount and maturity date of each Loan evidenced thereby and all payments of principal thereof, provided that the failure to make or any error in making such endorsement shall not affect the obligations of the Borrower to the Bank. The Bank's records shall constitute prima facie evidence of each Loan and
                                    ----- -----
accrued interest thereon.

     This note is the Note referred to in the Credit Agreement dated as of August 4, 1995 between the Borrower and the Bank (the "Agreement") and is
                                                       ---------
entitled to the benefits thereof.

     The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.




                                               _______________________________
                                               KIRK KERKORIAN

                                                                       EXHIBIT B
                                                                       ---------

                              SECURITY AGREEMENT
                             (General Collateral)


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, in consideration of financial accommodations given or to be given, or continued, to the undersigned by or through any office, branch or agency of SWISS BANK CORPORATION (herein called the "Bank"), hereby agrees with the Bank:

   1. All Collateral shall be subject to a limit and security interest in favor of the Bank, as security for any and all liabilities. The term "Collateral" shall include (a) all property of every description, now or hereafter in the possession or custody of or in transit to the Bank, for any purpose, including safekeeping, collection or pledge for account of the undersigned, or as to which the undersigned may have any interest, right or power and (b) all substitutions therefor, all additions thereto (including without limitation, all cash and dividends and other distributions and all rights, privileges and options relating to, declared or granted in connection with such property) and the proceeds thereof. Property in the possession or custody of or in transit to the Bank shall include property in the possession or custody of or in transit to anyone for the account of the Bank. The term "Liabilities" shall include all liabilities, direct or contingent, joint, several or independent of the undersigned now or hereafter existing, or to become due to, or held or to be held by, the Bank for its own account or as agent for another or others, whether incurred directly or acquired by assignment or otherwise.

   2. The balance of every account of the undersigned with and each claim of the undersigned against the Bank existing from time to time shall be subject to a lien and security interest in favor of the Bank and subject to be set off against any and all Liabilities, and the Bank may at any time or from time to time at its option and without notice appropriate and apply toward the payment of any of the Liabilities the balance of each such account of the undersigned with, and each such claim of the undersigned against, the Bank and the undersigned will continue liable to the Bank for any deficiency, with interest. While any Liabilities are outstanding, the Bank reserves the right not to release the Collateral if such release would cause the value thereof (after application of the margins called for under the Bank's credit procedures) to fall below the Liabilities or other level required by the Bank.

   3. Upon non-payment when due of any of the Liabilities, or upon any failure of the undersigned to deposit with the Bank, such additional collateral as may from time to time be demanded by the Bank (it being understood that the Bank may, without limitation, do so if the value of the Collateral (after applications of the margins called for under the Bank's credit procedures) falls below the Liabilities or other level required by the Bank) or upon the failure of the undersigned (or any endorser, guarantor or surety of or for any Liabilities, including the owner of any other collateral therefor, each of the foregoing being a "Surety") timely to meet any other obligation to the Bank, or upon failure of the undersigned or any Surety, to insure in favor of and to the satisfaction of the Bank any property of the undersigned or such Surety, or if it appears at any time that any representation in any financial or other statement of the undersigned or any Surety delivered to the Bank by or on behalf of the undersigned or such Surety is untrue or omits any material fact, or if the undersigned or any Surety (if a partnership) being expelled from or suspended by any securities or commodity exchange, or upon the issuance of any warrant or order of attachment against any of the property of the undersigned or any Surety, or upon the commencement of any proceeding under (or the use of any of the provisions of) Article 57 of the New York Civil Practice Law and Rules by any judgment, creditor against the undersigned or any Surety or with respect to any property of the undersigned or any Surety, or upon the making by the undersigned or any Surety of an assignment for the benefit of creditors, or upon the application for the appointment or the appointment of a trustee, receiver, custodian, conservator or similar officer for the undersigned or any Surety or for any of the property of the undersigned or any Surety, or upon taking possession by any public official having regulatory powers over the undersigned or any Surety of any of the property of the undersigned or such Surety for the purpose of conserving the assets of the undersigned or such Surety, or upon any proceedings, being commenced by or against the undersigned or any Surety under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, composition, receivership, winding up, liquidation or dissolution of law of any jurisdiction, or if the undersigned or any Surety shall prove to be in material violation of any law--then and in any such event at the option of the Bank, (a) all Liabilities shall become at once due and payable without notice, presentment, demand of payment or process, which are hereby expressly waived, and (b) the Bank shall have the right from time to time to sell, resell, assign, transfer and deliver all or any part of the Collateral of any broker's board of exchange, or any public or private sale or otherwise, at the option of the Bank for cash, upon credit or for future delivery, in such period or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Bank may deem proper, and in connection therewith may grant options, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or, notice to the undersigned or right of redemption of the undersigned, which are hereby expressly waived, and
(c) the Bank shall, upon mailing notice to the undersigned) that it so elects, have from the date of such mailing the right from time to time to vote any amount of stock representing any Liabilities.


Dated:  August, 1995
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Witness:
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   4. Upon each such sale, the Bank may, unless prohibited by applicable statute which cannot be waived, purchase the whole or any part of the Collateral being sold, free from any right of redemption, which is hereby waived and released.

   5. In the case of each such sale or of any proceedings to collect any Liabilities, the undersigned shall pay all fees and expenses of every kind for collection, sale or delivery, including reasonable attorneys' fees, and after deducting such costs and expenses from the proceeds of sale or collection, the Bank may apply any residue to pay any Liabilities of the undersigned, who will continue liable to the Bank for any deficiency with interest.

   6. Upon any transfer of the Liabilities, the Bank may retain all or any part of the Collateral as collateral for all Liabilities retained by the Bank.

   7. The Bank may, but is not obligated to, (a) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any obligation securing any of the Liabilities, (b) compromise and settle with any person liable on such obligation, and/or (c) extend the time of payment or otherwise change the terms thereof, as to any party liable thereon all without incurring responsibility to the undersigned or affecting any of the Liabilities.

   8. The Bank shall not be obligated to take any steps necessary to preserve any rights in any of the Collateral against prior parties, and, the undersigned hereby agrees to take such steps. The undersigned shall pay to the Bank all fees and expenses, including filing and accountable attorneys' fees, incurred by the Bank in connection with the custody, care, preservation or collection of the Collateral. The Bank may, but is not obligated to, exercise any or all rights of conversion or exchange, or similar rights, privileges and options relating to the Collateral. The Bank shall have no obligation to sell or otherwise solicit upon any of the Collateral as herein authorized and shall not be responsible for any failure to do so or for any delay in so doing.

   9. The Bank shall have the right at any time and from time to time, without notice, to (i) transfer into its own name or that of its nominee any of the Collateral; (ii) notify any obligor on any Collateral to make payment to the Bank of any amounts due thereon; and/or (iii) take control of any proceeds of any Collateral.

  10. Dividends or calls for collateral, on, or notices to, the undersigned may be made or given by the Bank by leaving the same at the address given below or the last known address of the undersigned or by mailing, telegraphing, cabling, radioing, telephoning or faxing the notice to either such address given below or the last known address with the same effect as if delivered to the undersigned in person.

  11. The undersigned hereby represents that financial accommodations given to the undersigned will be used only for permitted purposes, that the Collateral and any other collateral supporting such financial accommodations is then rightfully derived property of the party in whose name it is held, and that there are no pending or threatened proceedings that could result in a forfeiture of the Collateral or such other collateral. The undersigned agrees to inform the Bank of any such proceeding, pending or threatened, affecting the undersigned or any Surety. The undersigned's representations herein shall be deemed repeated at the time of each financial accommodation given to the undersigned by the Bank.

  12. The undersigned, if more than one, shall be jointly and severally liable hereunder and the term "undersigned" wherever used herein shall mean the undersigned or any one or more of them.

  13. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. Neither this agreement nor any provision hereof may be modified, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whose enforcement of the modification, change, waiver, discharge or termination is sought. The options, powers and rights of the Bank specified herein are in addition to those otherwise now or hereafter created or existing. The Bank shall have the right, for and in the name, place and stead of the undersigned, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Collateral.

  14. Notice of acceptance of this agreement is waived. This agreement and the rights and obligations of the Bank and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York. Any legal action or proceeding with respect to this agreement may be brought, as the Bank shall elect, in any state or federal court sitting in New York City, in any equivalent court of the jurisdiction of any office of the Bank holding any Liabilities or Collateral, or in any equivalent court of the jurisdiction of the undersigned's residence or place of business. These presents constitute a continuing agreement, applying to any and all future, as well as to existing transactions between the undersigned and the Bank.


KIRK KERKORIAN
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Printed or typed name(s)



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Authorized signature(s)



Address:
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